Exhibit 24


POWER OF ATTORNEY


	I, Tom De Weerdt, do hereby constitute and appoint each of William C. P'Pool,
Eryk J. Spytek and Erin R. McQuade, individually, as my lawful attorney-in-fact and in my name, place and stead to execute and deliver any and all documents relating to insider reporting requirements under Section 16 of the Securities
Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5, and to take such other action, as such attorney considers necessary or appropriate, to effectuate such transactions until such time as I am no longer an Officer of Mead Johnson Nutrition Company, a corporation duly organized and existing under the laws of the State of Delaware, in the United States of America, and having its principal place of business at
  2701 Patriot Boulevard, Fourth Floor, Glenview, Illinois  60026-8039.

	IN WITNESS WHEREOF, I have executed this Power of Attorney on this 3rd day of
August, 2012.



	/s/ Tom De Weerdt           __________
	Tom De Weerdt